EXHIBIT 32.1
CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Irene B. Rosenfeld, Chief Executive Officer of Kraft Foods Inc., (“Kraft”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Kraft’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Kraft’s Quarterly Report on Form 10-Q fairly presents in all material respects Kraft’s financial condition and results of operations.

/s/ IRENE B. ROSENFELD
Irene B. Rosenfeld
Chairman and Chief Executive Officer
August 3, 2007
I, James P. Dollive, Chief Financial Officer of Kraft Foods Inc., (“Kraft”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Kraft’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Kraft’s Quarterly Report on Form 10-Q fairly presents in all material respects Kraft’s financial condition and results of operations.

/s/ JAMES P. DOLLIVE
James P. Dollive
Executive Vice President and
Chief Financial Officer
August 3, 2007
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kraft Foods Inc. and will be retained by Kraft Foods Inc. and furnished to the Securities and Exchange Commission or its staff upon request.